UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2019

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Express, Inc. (the “Company”) has appointed Matthew Moellering as Interim President and Interim Chief Executive Officer of the Company to succeed David Kornberg, effective as of January 22, 2019.
Effective as of January 22, 2019, Mr. Kornberg will no longer serve as Chief Executive Officer and President and has resigned as a member of the Board. His employment with the Company will terminate effective February 21, 2019. In connection with his employment termination, Mr. Kornberg will be entitled to the severance payments and benefits as set forth in his employment agreement for a termination without cause, as described in the Company’s definitive proxy statement on Schedule 14A filed on May 3, 2018 (the “Proxy Statement”).
Matthew Moellering, (age 52), will serve as Interim President and Interim Chief Executive Officer until a permanent President and Chief Executive Officer is appointed. Mr. Moellering has served as the Company’s Executive Vice President and Chief Operating Officer since September 2011 and will continue to serve as such during his tenure as Interim President and Interim Chief Executive Officer. Mr. Moellering served as the Company’s Executive Vice President, Chief Administrative Officer, Chief Financial Officer, Treasurer and Secretary from October 2009 to September 2011, Senior Vice President, Chief Financial Officer, Treasurer and Secretary from July 2007 to October 2009, and Vice President of Finance from September 2006 to July 2007. Prior to his service with the Company, Mr. Moellering served in various roles with Limited Brands (now known as L Brands) from February 2003 to September 2006, including Vice President of Financial Planning, and before that served in various roles with Procter & Gamble where he was employed from July 1995 until February 2003. Prior to that he served as an officer in the United States Army. In addition, Mr. Moellering serves on the board of directors of L.L. Bean, Inc., which is a privately held company.
Mr. Moellering is party to an employment agreement with the Company, as described in the Proxy Statement. His annual base salary will be increased to $1,117,000 during his tenure as Interim President and Interim Chief Executive Officer. His seasonal performance-based cash incentive compensation target will remain at 85% of annual base salary. There are no related-party transactions that would be required to be disclosed under Item 404(a) of Regulation S-K with respect to Mr. Moellering.
A copy of the press release the Company issued regarding this transition is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished with this Form 8-K:

99.1	Press release of Express, Inc., dated January 22, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: January 22, 2019	/s/ Melinda R. McAfee
Melinda R. McAfee
Senior Vice President, General Counsel & Secretary